UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015 (February 4, 2015)

INTERCEPT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35668	22-3868459
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2015, Intercept Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters (collectively, the “Underwriters”), to issue and sell to the Underwriters 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in an underwritten public offering. The offering price of the Shares to the public was $176.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 150,000 shares of Common Stock on the same terms and conditions as the Shares. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $166.2 million (or approximately $191.2 million if the Underwriters exercise in full their option to purchase additional shares).

The Shares will be issued pursuant to an automatically effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2014 (File No. 333-194974). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on February 10, 2015, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Common Stock issued and sold in the offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

The full text of the press release announcing the proposed underwritten public offering on February 3, 2015 and the full text of the press release announcing the pricing of the underwritten public offering on February 4, 2015 are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

      See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: February 5, 2015	By:	/s/ Mark Pruzanski
Mark Pruzanski, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 4, 2015, by and among Intercept Pharmaceuticals, Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
99.1	Press release issued by Intercept Pharmaceuticals, Inc. on February 3, 2015.
99.2	Press release issued by Intercept Pharmaceuticals, Inc. on February 4, 2015.